EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference on this Registration Statement on Form S-8 of our report dated March 8, 2019, relating to the consolidated financial statements of Federal Savings Bank and Subsidiary, appearing in the Registration Statement on Form S-1, as amended, (File No. 333-230242), of First Seacoast Bancorp.

/s/  Baker Newman & Noyes LLC
Portland, Maine
August 2, 2019